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                                                                    EXHIBIT 99.6
                          HORIZON ORGANIC DAIRY, INC.
                             STOCK OPTION AGREEMENT
                             ----------------------



     This Agreement is made as of the 14 day of May, 1997, between Horizon Organic Holding Corporation, a Delaware corporation (the "Corporation") and ________________ (the "Director").

     1.  Stock Option.  Pursuant to the Stock Option awards approved by the
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directors of the Corporation on May 14, 1997, the Corporation hereby grants to the Director an option to purchase 3,000 shares of the authorized and unissued common stock of the Corporation at a price of $4.85 per share (the "Option"). Commencing on the first anniversary of the date of this Agreement, the Option may be exercised only to the extent of twenty-five percent of the total number of shares covered by this Option in any year. An additional twenty-five percent of the total number of shares covered by this Option may be exercised on each successive anniversary of the date of this Agreement. The provisions of this paragraph 1 are limited as otherwise provided in paragraph 4. The Corporation may accelerate this vesting schedule in its discretion.

     2.  Time and Method of Exercise of the Option.  The Option may be exercised
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in whole or in part by delivery to the Corporation of written notice in the form of the Notice of Exercise of Stock Option attached as Exhibit A specifying the number of shares with respect to which the Option is exercised and by making full payment in cash or certified check of the purchase price for such shares.

     3.  Adjustment of the Option.  In the event of any change in the capital
         ------------------------
structure of the Corporation through consolidation,

                                       1.
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stock dividend, split-up or other change, appropriate proportionate adjustment shall be made in the number and purchase price of the shares which may be purchased by the exercise of the Option.

     4.  Expiration of Option.  The Option shall expire (i) May __, 2002; or
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(ii) upon the completion of the merger or sale of substantially all of the stock or assets of the Corporation, or its parent or subsidiary, with or to another corporation.

     5.  Investment Requirement.  The Director hereby agrees to purchase any
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shares by exercise of the Option for investment purposes only and not to resell any such shares in any manner violating the Securities Act of 1933, as amended, any rules promulgated thereunder, or any applicable state statute. Director hereby confirms that he has been advised of and understands the restrictions on resale of stock by virtue of Rule 144 promulgated under the Securities Act of 1933. This restriction or notice thereof shall be placed upon the certificate representing any shares purchased.

     6.  Transferability.  The Option may not be transferred other than by will
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or the laws of descent and distribution and may be exercised during the lifetime of the Director only by him.

     7.  Benefit.  Except as otherwise provided herein, this Agreement shall be
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binding upon and shall inure to the benefit of the parties and their respective heirs, personal representatives, successors and assigns.

     8.  No Rights: No Other Options.  Director hereby acknowledges that the
         ---------------------------
approval and grant of the Option pursuant to this

                                       2.
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Agreement shall not be construed as giving Director any legal or equitable right against the Corporation or any other person except as specifically provided in this Agreement. Director hereby acknowledges that he has no right to acquire any shares of the stock of the Corporation by the exercise of an option except as expressly set forth in this Agreement or in another written agreement executed by Director and the Corporation.

     9.  Notice.  Except as otherwise specifically provided, any notices to be
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given hereunder shall be deemed given upon personal delivery or upon mailing thereof, if mailed by certified mail, return receipt requested, to the following addresses (or to such other address or addresses as shall be specified in any notice given):

In the case of the Corporation:

     Horizon Organic Holding Corporation
     7490 Clubhouse Road, Suite 103
     Boulder, CO  80301

In the case of Director:
     _________________
     _________________
     _________________

     10.  Entire Agreement.  This Agreement, together with the documents and
          ----------------
exhibits referred to herein, embodies the entire understanding among the parties and merges all prior discussions or communications among them, and no party shall be bound by any definitions, conditions, warranties, or representations other than as expressly stated in this Agreement or as subsequently set forth

                                       3.
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in a writing signed by the duly authorized representatives of all of the parties hereto.

     11.  Interpretation.  This Agreement shall be construed as a whole and in
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accordance with its fair meaning.  Captions are for convenience only and shall not be used in construing meaning. This Agreement and all the schedules or exhibits incorporated herein by reference shall be interpreted in accordance with the laws of the State of Colorado.

     12.  Gender, Tense, Etc.  Whenever the masculine, feminine or neuter
          ------------------
genders are used herein, as required by the context or particular circumstance, they shall include each of the other genders as appropriate. Whenever the singular or plural numbers are used, they shall be deemed to be the other as required. Wherever the present or past tense is used in this Agreement and the context or circumstances require another interpretation, the present shall include the past and future, the future shall include the present, and the past shall include the present.

     13.  Severability.  Notwithstanding paragraph 14 below, if any provision or
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any part of any provision of this Agreement shall be void or unenforceable for any reason whatsoever, then that provision shall be stricken and of no force and effect. The remaining provisions of this Agreement, however, shall continue in full force and effect, and to the extent required, shall be modified to preserve their validity.

     14.  All Terms Material.  The parties hereby expressly acknowledge and
          ------------------
agree that each and every term and condition of

                                       4.
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this Agreement is of the essence of this Agreement, constitutes a material part of the bargained-for consideration without which this Agreement would not have been executed, and is a material part of the Agreement.

     15.  No Oral Change; Amendment.  This Agreement may only be changed or
          -------------------------
modified and any provisions hereof may only be waived in or by a writing signed by the party against whom enforcement of any waiver, change or modification is sought. This Agreement may be amended only in writing by mutual consent of the parties.

     16.  Assumption of Horizon Organic Dairy, Inc.  By execution hereof,
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Director agrees and acknowledges that: (i) the Corporation has assumed the options issued by Horizon Organic Dairy, Inc., a Colorado corporation and wholly-owned subsidiary of the Corporation; (ii) upon exercise of any such option for stock in Horizon Organic Dairy, Inc. which Director holds, Director shall receive, on a share for share basis, stock in the Corporation; and (iii) Director waives any right to receive shares of stock in Horizon Organic Dairy, Inc. upon exercise of such option and agrees to accept stock in the Corporation in lieu thereof.

     IN WITNESS WHEREOF, the parties have executed this Agreement on the above date.

HORIZON ORGANIC HOLDING CORPORATION

By: _________________________________

Its:__________________________________


                              ____________________________________

                                       5.
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                                   EXHIBIT A

                       NOTICE OF EXERCISE OF STOCK OPTION

Horizon Organic Holding Corporation
7490 Clubhouse Road, Suite 103
Boulder, CO 80301

Ladies and Gentlemen:

     The undersigned has been granted options to purchase shares of the common stock (the "Stock") of Horizon Organic Holding Corporation, a Delaware corporation (the "Corporation") pursuant to the terms of a Stock Option Agreement (the "Option"); and, by executing this Notice, the undersigned hereby exercises his option to purchase an aggregate of __________shares of Stock at a price of $____ . The exercise of the option effected hereby is subject to and pursuant to the terms of the Plan and the Option.

     Cash or certified funds in the amount of $ ______, representing the aggregate exercise price for the above shares of Stock, accompany this Notice. Please register my shares of Stock as indicated below and mail the certificate representing the shares of Stock to me at the following address:

                    Register shares in the following manner:

                           _________________________
                                (Print or Type)

                   Mail certificate to the following address:

                           _________________________
                                (Print or Type)

                                         ______________________________
                                         Signature

                                         Name: ________________________
                                              (Print or Type)

Date: ________________________

                                       6.